As filed with the United States Securities and Exchange Commission on December 18, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nxu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	92-2819012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1828 N. Higley Rd., Ste. 116

Mesa, AZ 85205

(Address of Principal Executive Offices) (Zip Code)

Nxu, Inc. 2023 Omnibus Incentive Plan

(Full title of the plan)

Mark Hanchett

Chief Executive Officer

Nxu, Inc.

1828 N. Higley Rd. Ste 116

Mesa, AZ 85205

(Name and address of agent for service)

(602) 309-5425

(Telephone number, including area code, of agent for service)

With a copy to:

Michael M. Donahey

Eileen K. Vernon

Snell & Wilmer L.L.P.

One East Washington Street, Suite 2700

Phoenix, AZ 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Nxu, Inc., a Delaware corporation (the “Company”), is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 48,015,188 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Nxu, Inc. 2023 Omnibus Incentive Plan, as amended and restated on August 14, 2024 upon approval of the Company’s stockholders (as amended and restated, the “Plan”). Such shares of Common Stock are in addition to the 2,333,333 shares of Common Stock (as adjusted for the Reverse Stock Split, as defined below) issuable pursuant to the Plan registered on the Company’s registration statement on Form S-8 (No. 333-272020) (the “2023 Form S-8”) filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2023, the contents of which are incorporated by reference herein, except that the provisions contained in Part II of the 2023 Form S-8 are modified as set forth in this Registration Statement.

On December 26, 2023, the Company effected a 1-for-150 reverse stock split of shares of Common Stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 150 shares of Common Stock issued and outstanding immediately after the close of trading on the Nasdaq Stock Market on December 26, 2023 were combined and converted into one share of Common Stock. The number of shares of Common Stock issuable pursuant to the Plan were also adjusted proportionately as a result of the Reverse Stock Split.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Company is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended by the Company’s Amendment No. 1 on Form 10-K/A filed with the SEC on May 1, 2024;

●	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 10, 2024, August 6, 2024 and November 13, 2024, respectively;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2024, February 14, 2024, April 5, 2024, April 19, 2024, May 10, 2024 (Item 2.05 only), July 24, 2024, August 16, 2024, September 6, 2024, and October 24, 2024 (Items 1.01, 5.02 and 8.01 and corresponding exhibits under Item 9.01 only); and

●	The description of the Common Stock, which is contained in the Company’s registration statement on Form 8-A12B (File No. 001-41702) filed with the SEC on May 12, 2023, which incorporates the description of the Common Stock contained in the prospectus that is part of the Company’s registration statement on Form S-4 originally filed with the SEC on April 17, 2023, as amended and supplemented, and any amendment or report filed for the purpose of updating such description.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K filed with the SEC on April 1, 2024)
4.2	Certificate of Amendment to the Certificate of Incorporation of the Company, dated December 26, 2023 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the SEC on December 27, 2023)
4.3	Certificate of Amendment of Certificate of Incorporation of the Company, dated August 16, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on August 16, 2024)
4.4	Certificate of Designations of Series A Convertible Preferred Stock of the Company, dated December 22, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on December 27, 2023)
4.5	Certificate of Designations of Series B Preferred Stock of the Company, dated August 16, 2024 (incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-4 filed with the SEC on November 12, 2024)
4.6	Bylaws of the Company (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-K filed with the SEC on April 1, 2024)
4.7	Amendment No. 1 to the Bylaws of Nxu, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on July 24, 2024)
4.8	Form of Senior Secured Original Issue 10% Discount Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2022)
4.9	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2022)
4.10	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 filed with the SEC on February 10, 2023)
4.11	Form of Series A and Series B Class A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form S-1 filed with the SEC on February 10, 2023)
4.12	Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2023)
4.13	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 10, 2023)
4.14	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 4, 2023).
4.15	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 10, 2023)
4.16	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 10, 2023)
4.17	Registration Rights Agreement, by and between the Company and the selling stockholder (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the SEC on December 27, 2023)
5.1	Opinion of Snell & Wilmer L.L.P. (filed herewith)
23.1	Consent of Prager Metis CPAs LLC (filed herewith)
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Nxu, Inc. Amended and Restated 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on August 16, 2024)
107	Filing Fee Table (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona on December 18, 2024.

NXU, INC.

/s/ Mark Hanchett
Name:	Mark Hanchett
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Hanchett his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Nxu, Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Mark Hanchett	Chief Executive Officer and Chair of the Board	December 18, 2024
Mark Hanchett	(Principal Executive Officer)

/s/ Sarah Wyant	Chief Financial Officer	December 18, 2024
Sarah Wyant	(Principal Financial Officer and Principal Accounting Officer)

/s/ Annie Pratt	President and Director	December 18, 2024
Annie Pratt

/s/ Britt Ide	Director	December 18, 2024
Britt Ide

/s/ Jessica Billingsley	Director	December 18, 2024
Jessica Billingsley

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